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                                                                    EXHIBIT 11.1




                           FOURTH SHIFT CORPORATION
              CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS ENDED      NINE MONTHS ENDED
                                                             SEPTEMBER 30            SEPTEMBER 30
                                                         --------------------    --------------------
                                                           1997        1996        1997        1996
                                                         --------    --------    --------    --------



Net Income (loss)                                           $861        $355       ($374)     $1,420
                                                         --------    --------    --------    --------
                                                         --------    --------    --------    --------


Weighted average number of common and common equivalent shares outstanding:

  Weighted average number of common shares outstanding     9,781       9,601       9,719       9,554


  Dilutive effect of stock options after application
     of the treasury stock method                            162         368          70         298


                                                         --------    --------    --------    --------
                                                           9,943       9,969       9,789       9,852
                                                         --------    --------    --------    --------
                                                         --------    --------    --------    --------

Net Income (loss) per common share                         $0.09       $0.04      ($0.04)      $0.14
                                                         --------    --------    --------    --------
                                                         --------    --------    --------    --------
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